EXHIBIT 10.10

Silicon Valley Bank

Amendment to Loan Documents

Borrower: Sigma Designs, Inc.

Address:   1221 California Circle

                 Milpitas, California 95035

Date:        October 31, 2003

            THIS AMENDMENT TO LOAN DOCUMENTS is entered into between Silicon Valley Bank ("Silicon") and the borrower named above ("Borrower").

            The Parties agree to amend the Loan and Security Agreement between them, dated September 7, 2001 (as previously amended from time to time, the "Loan Agreement"), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)

            1. Amended Schedule. The Schedule to the Loan Agreement is hereby amended in its entirety to read as set forth in the Amended and Restated Schedule to Loan and Security Agreement of even date herewith.

            2. Certain Provisions Only Applicable on Event of Default. The provisions of Sections 4.3, 4.4 and 4.5 of the Loan Agreement shall only be applicable after the occurrence and during the continuance of an Event of Default.

            3. Modified Audit Provision. The first sentence of Section 5.4 of the Loan Agreement that currently reads as follows:

At reasonable times, and on one Business Day's notice, Silicon, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy Borrower's books and records.

is hereby amended to read as follows:

At reasonable times, and on one Business Day's prior notice, Silicon, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy Borrower's books and records. The parties contemplate that such audits will be performed as follows: (1) after Borrower's first request for a Loan after the date hereof but prior to such Loan, if any, being made by Silicon and (2) thereafter no more frequently than semiannually, provided, however, if Borrower does not request any Loans then no more frequently than annually. Notwithstanding the foregoing, nothing herein restricts Silicon's right to conduct such audits more frequently if (i) Silicon believes that it is advisable to do so in Silicon's good faith business judgment, or (ii) Silicon believes in good faith that an event of default or an event which, with notice or passage of time or both would constitute an event of default, has occurred and is continuing.

            4. Modified Audit Fee. The sentence of Section 5.4 of the Loan Agreement that currently reads as follows:

The foregoing inspections and audits shall be at Borrower's expense and the charge therefor shall be $750 per person per day (or such higher amount as shall represent Silicon's then current standard charge for the same), plus reasonable out of pocket expenses.

is hereby amended to read as follows:

The foregoing inspections and audits shall be at Borrower's expense and the charge therefor shall be $700 per person per day (or such higher amount as shall represent Silicon's then current standard charge for the same), plus reasonable out of pocket expenses.

            5. Modified Definition of Insured Foreign Receivables. The definition of "Insured Foreign Receivable" set forth in Section 8 of the Loan Agreement is hereby amended to read as follows:

"Insured Foreign Receivables" means Receivables owing from Account Debtors located outside the United States or Canada which are credit insured under a credit insurance policy which is in form and substance acceptable to Silicon in its good faith business judgment, and which is issued by an insurance company which is, and continues to be, acceptable to Silicon in its good faith business judgment (the "Credit Insurance Policy"), provided that Silicon is the exclusive loss payee under said policy. Insured Foreign Receivables shall be subject to the following additional provisions:

(a) Borrower agrees to comply with all requirements of the Credit Insurance Policy, to provide Silicon with copies of all claims thereunder and all reports made to the insurance company, to make timely claims thereunder in the event of any loss covered by such insurance, and to keep said insurance in full force and effect so long as any Receivables subject thereto are outstanding.

(b) To the extent Receivables owing from an Account Debtor exceed any limits set forth in the Credit Insurance Policy, they shall not be deemed to be Insured Foreign Receivables. In addition, to the extent total Receivables insured under the Credit Insurance Policy exceed the policy limit of the Credit Insurance Policy, they shall not be deemed Insured Foreign Receivables.

(c) Borrower shall assure that the terms of sale, products sold, and all other aspects of sales to Account Debtors named in the Credit Insurance Policy shall comply in all respects with the terms and requirements of the Credit Insurance Policy.

(d) Silicon may, in its good faith business judgment, establish reserves with respect to Insured Foreign Receivables to take into account deductibles, co-insurance, other provisions of the Credit Insurance Policy, and other factors and risks relating to the Insured Foreign Receivables.

(e) If more than 35% of the Receivables owing from an Account Debtor on Insured Foreign Receivables are outstanding more than 90 days from their invoice date (without regard to unapplied credits), then none of the Receivables owing from that Account Debtor will be deemed to be Insured Foreign Receivables; provided, however, such percentage will be 40% for Insured Foreign Receivables of Flextronics, Inc. and Solectron, Inc.

(f) [omitted].

(g) In addition to the limitations set forth in Section 1 of the Schedule, Receivable Loans with respect to Insured Foreign Receivables shall be limited to $1,500,000 at any time outstanding.

            6. Additional Definitions. The definitions on Exhibit A hereto are hereby added to Section 8 of the Loan Agreement in alphabetical order.

            7. Representations True. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

            8. General Provisions. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

Borrower: SIGMA DESIGNS, INC. By____________________________ President or Vice President By____________________________ Secretary or Ass't Secretary	Silicon: SILICON VALLEY BANK By____________________________ Title__________________________

Exhibit A

Additional Definitions

             "Closing Date" is the date of this Amendment.

             "Contingent Obligation" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

             "Indebtedness" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

             "Investment" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

             "Loan Documents" means, collectively, the Loan Agreement, the Representations, and all other present and future documents, instruments and agreements between Silicon and Borrower, including, but not limited to those relating to the Loan Agreement, and all amendments and modifications thereto and replacements therefor.

             "Permitted Indebtedness" is: (a) Borrower's indebtedness to Silicon under this Agreement or any other Loan Document; (b) Indebtedness existing on the Closing Date and shown on the Schedule; (c) Subordinated Debt; (d) Indebtedness to trade creditors incurred in the ordinary course of business; and (e) Indebtedness secured by Permitted Liens.

             "Permitted Investments" are: (a) Investments shown on the Schedule and existing on the Closing Date; and (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) Silicon's certificates of deposit issued maturing no more than 1 year after issue.

             "Representations" means the written Representations and Warranties provided by Borrower to Silicon referred to in the Schedule.

             "Subsidiary" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.